CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the registration statement filed on Form S-8 of our report dated January 29, 1999 included in South Alabama Bancorporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in the registration statement.



                                       /s/Arthur Andersen LLP



Birmingham, Alabama
September 21, 1999